UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 12, 2019 (Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Amended and Restated Credit Agreement

On September 12, 2019 (the “Closing Date”), Tenet Healthcare Corporation, a Nevada corporation (“Tenet”) entered into an Amendment No. 4 (the “ABL Amendment”) to its existing $1.0 billion Amended and Restated Credit Agreement dated as of October 19, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the ABL Amendment, the “New Credit Agreement”), by and among Tenet, as the borrower, the lenders and issuers party thereto and Citicorp USA, Inc., as administrative agent (in such capacity, the “ABL Agent”).

The ABL Amendment has an effective date of September 12, 2019 and amends certain provisions under the Existing Credit Agreement to, among other things, (i) increase the aggregate revolving credit commitments to $1.5 billion, subject to borrowing availability (the “Facility”), (ii) extend the scheduled maturity date of the Facility and (iii) include eligible inventory and Medicaid supplemental payments in the calculation of the borrowing base.

The Facility provides for a $200 million sub-facility for letters of credit. Tenet’s borrowing availability under the Facility is calculated by reference to a borrowing base which is determined by specified percentages of eligible accounts receivable, eligible inventory and Medicaid supplemental payments.

Tenet’s obligations under the New Credit Agreement are guaranteed by certain domestic wholly-owned hospital subsidiaries of Tenet (the “Subsidiary Guarantors”). Tenet’s and the Subsidiary Guarantors’ obligations under the New Credit Agreement are secured by a first-priority lien on the accounts receivable and inventory owned by Tenet and the Subsidiary Guarantors.

The Facility will terminate on the earlier of (i) September 12, 2024 (the “Scheduled Maturity Date”) or (ii) 45 business days prior to the maturity date of (x) any series of Tenet’s senior notes due in 2022 or 2023 or (y) any series of Tenet’s senior secured notes due in 2024 (each, a “Springing Maturity Date”), unless (a) prior to each Springing Maturity Date, with respect to at least 80% of the aggregate principal amount of the applicable series of notes, the maturity date is extended to a date no earlier than one year after the Scheduled Maturity Date or such amount is repaid, defeased, discharged or refinanced or (b) on each such Springing Maturity Date, the Excess Availability Condition (as defined in the New Credit Agreement), determined on a pro forma basis, after giving effect to the full repayment of the applicable series of the notes, is satisfied.

Outstanding revolving loans under the Facility accrue interest during the period prior to the first delivery of a borrowing base certificate following the Closing Date at a rate equal to either (i) a base rate plus a margin of 0.50% per annum or (ii) LIBOR plus a margin of 1.50% per annum. Thereafter, outstanding revolving loans under the Facility accrue interest at either (a) a base rate plus an applicable margin ranging from 0.25% to 0.75% per annum or (b) LIBOR plus an applicable margin of 1.25% to 1.75% per annum, in each case based upon available credit under the Facility. The undrawn portions of the commitments under the Facility are subject to a commitment fee at a rate equal to (x) during the period prior to the first delivery of a borrowing base certificate following the Closing Date, 0.375% per annum, or (y) thereafter, at a rate ranging from 0.25% to 0.375% per annum, based upon available credit under the Facility.

The ABL Agent and certain lenders that are party to the New Credit Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the ABL Amendment and the New Credit Agreement is a summary and is qualified in its entirety by reference to the ABL Amendment and the New Credit Agreement, which are filed herewith as Exhibit 10.1 and are incorporated herein by reference.

Amendment to Letter of Credit Facility Agreement

Also on the Closing Date, Tenet entered into an Amendment No. 3 (the “LC Amendment”) to its existing Letter of Credit Facility Agreement, dated as of March 7, 2014 (as amended by the LC Amendment and in effect as of the Closing Date, the “LC Agreement”), by and among Tenet, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent (the “LC Agent”). The LC Agreement provides for the issuance of standby and documentary letters of credit from time to time, in an aggregate principal amount of up to $180 million (subject to an increase to up to $200 million) (the “LC Facility”).

The LC Amendment has an effective date of September 12, 2019 and amends certain provisions under the LC Agreement to, among other things, (i) increase the amount of debt permitted to be incurred under the New Credit Agreement to the greater of (a) $1.5 billion and (b) the Borrowing Base (as defined in the LC Agreement) and (ii) make certain negative covenants less restrictive.

The LC Agent and certain LC participants and issuers party to the LC Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the LC Amendment is a summary and is qualified in its entirety by reference to the LC Amendment, which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

10.1

Amendment No. 4, dated as of September 12, 2019, to that certain Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Tenet Healthcare Corporation, the lenders and issuers party thereto and Citicorp USA, Inc., as administrative agent

10.2

Amendment No. 3, dated as of September 12, 2019, to the Letter of Credit Facility Agreement, dated as of March 7, 2014, by and among Tenet Healthcare Corporation, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: September 13, 2019

	By:	/s/ Anthony Shoemaker
	Name:	Anthony Shoemaker
	Title:	Vice President, Assistant General Counsel and Corporate Secretary